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FOR IMMEDIATE RELEASE	Dennard-Lascar Investor Relations
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Third Quarter Fiscal 2020 Results

HOUSTON, TX - July 20, 2020 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week third quarter fiscal 2020 ended June 3, 2020, referred to as “third quarter.” Comparisons in this earnings release are for the third quarter compared to the twelve-week third quarter fiscal 2019.

Third Quarter Restaurant Sales:
($ thousands)

Restaurant Brand	Q3 2020	Q3 2019	Change ($)	Change (%)
Luby’s Cafeterias	$11,857	$44,930	$(33,073)	(73.6)%
Combo locations	540	4,591	(4,051)	(88.2)%
Luby's cafeteria segment	12,397	49,521	(37,124)	(75.0)%
Fuddruckers restaurants segment	1,405	15,312	(13,907)	(90.8)%
Cheeseburger in Paradise segment	30	778	(748)	(96.1)%
Total Restaurant Sales	$13,832	$65,611	$(51,779)	(78.9)%

Luby's restaurant sales were significantly impacted (like all restaurant operators) by the unprecedented nature of the COVID-19 pandemic and sate and local governments' responses, which resulted in temporary store closures and limited service at operating stores.

Restaurant Counts:

	August 28, 2019	FY20 YTDQ3 Openings	FY20 YTDQ3 Closings	June 3, 2020
Luby’s Cafeterias(1)	79	—	(3)	76
Fuddruckers Restaurants(1)	44	—	(13)	31
Cheeseburger in Paradise	1	—	—	1
Total	124	—	(16)	108

(1)Includes 6 restaurants that are part of Combo locations

As of the date of this release, Luby's is operating 43 stand-alone Luby's Cafeterias, 3 Combo locations, and 17 Fuddruckers Restaurants. The remaining locations (included in the restaurant counts as of June 3, 2020 above) were classified as temporarily closed.

Previously announced results of strategic review process conducted by Luby's Board of Directors
On June 3, 2020, we announced that our Board of Directors approved a course of action whereby we will immediately pursue the sale of our operating divisions and assets, including real estate assets, or the sale of the Company in its entirety, and distribute the net proceeds to our stockholders after payment of debt and other obligations. During the sale process, many of our restaurants will remain open.

Comments related to our operations in the context of COVID-19
Beginning in May 2020, we began to gradually reopen the dining rooms with state-mandated limits on guest capacity at the 28 Luby's Cafeterias  locations and 3 Fuddruckers locations that had been previously operating with food-to-go service only. We also began to reopen restaurants that were temporarily closed. As of June 3, 2020, there were 31 Luby's Cafeteria's and Combo locations, and 8 Fuddruckers restaurants operating, all of which had their dining rooms open at limited capacity. There were 59 franchise locations in operation as of June 3, 2020. We are continuing a gradual reopening of our restaurants and as of the date of this release there were 46 stand-alone Luby's Cafeteria's and Combo locations and 17 Fuddruckers Restaurants operating with dining rooms open at limited capacity and there were 64 franchise locations in operation. By the end of the fiscal third quarter, for the stores that were in operation, we were achieving weekly sales levels in excess of 80% of prior year levels at our cafeteria brand and in excess of 70% at our Fuddruckers brand. Approximately 40% of our restaurant sales were for off-premise dining (food-to-go and delivery). At these sales levels and with a re-defined operating model, we are generating positive store level profit, in the aggregate, at these 46 cafeteria and 18 Fuddruckers locations. Within our Culinary Contract Services segment, we continue operations at each of our clients' hospital locations. In addition, we experienced increased demand for our Luby's-branded frozen packaged good products that are sold through HEB, our third-party grocery retail partner in Texas.
In response to the changed operating environment as a result of the COVID-19 pandemic, we took the following actions:
•We revamped restaurant operations to generate cost efficiencies resulting in higher restaurant operating margins even while sales levels have not returned to pre-COVID-19 pandemic levels. As the restaurants adapted to the new operating environment, a lower labor cost model was deployed, food costs declined as menu offerings were concentrated among the historically top selling items, and various restaurant service and supplier costs were reevaluated. As a result of these changes, we achieved store level profit of approximately $1.0 million in the last month of our fiscal third quarter at the restaurants that were operational.

•We began restructuring corporate overhead earlier in calendar 2020 prior to the COVID-19 pandemic, including a transition to a 3rd party provider for certain accounting and payroll functions. Significant further restructuring took place in April, May, and June of 2020, as we reviewed all corporate service providers, information technology needs, and personnel requirements to support a reduced level of operations going forward. As a result of these restructuring efforts that began earlier in calendar 2020 and accelerated as a result of the pandemic, we have reduced our general and administrative expense by over 50%.

•In addition to the approximate $7.2 million proceeds in property sales achieved in fiscal 2020 through the third quarter, we generated an additional $10.7 million in in June 2020 and anticipate an additional $9.2 million proceeds from property sales before the end of fiscal 2020 in August.

As of this release, the uncertainty regarding the spread of the COVID-19 pandemic and the timing of the economic recovery, could continue to materially impact our results of operations and cash flows.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates two core restaurant brands: Luby’s Cafeterias and Fuddruckers. Luby's is also the franchisor for the Fuddruckers restaurant brand. In addition, through its Luby's Culinary Contract Services business segment, Luby's provides food service management to sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; disruptions to our business from the COVID-19 pandemic, including the duration of government mandated and voluntary shut-down of our operations, the speed with which the Company's restaurants can safely be reopened, the level of guest demand following reopening, and the impacts on our financial resources and liquidity; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-k..

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Three Quarters Ended
	June 3, 2020	June 5, 2019	June 3, 2020	June 5, 2019
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)
SALES:
Restaurant sales	$13,832	$65,611	$157,781	$222,079
Culinary contract services	4,963	7,571	21,735	24,610
Franchise revenue	193	1,482	3,058	5,126
Vending revenue	6	102	130	292
TOTAL SALES	18,994	74,766	182,704	252,107
COSTS AND EXPENSES:
Cost of food	4,039	18,478	45,378	61,707
Payroll and related costs	5,487	25,015	61,402	84,258
Other operating expenses	5,766	11,491	30,625	39,404
Occupancy costs	3,696	4,023	12,470	14,064
Opening costs	—	6	14	49
Cost of culinary contract services	4,712	6,791	20,060	22,324
Cost of franchise operations	437	330	1,411	849
Depreciation and amortization	2,709	2,927	9,149	11,052
Selling, general and administrative expenses	3,339	8,623	20,313	26,386
Other Charges	164	803	2,912	3,280
Provision for asset impairments and restaurant closings	12,708	675	14,478	3,097
Net gain on disposition of property and equipment	(364)	(434)	(2,861)	(12,935)
Total costs and expenses	42,693	78,728	215,351	253,535
LOSS FROM OPERATIONS	(23,699)	(3,962)	(32,647)	(1,428)
Interest income	19	11	47	30
Interest expense	(1,641)	(1,324)	(5,076)	(4,593)
Other income, net	402	112	790	198
Loss before income taxes and discontinued operations	(24,919)	(5,163)	(36,886)	(5,793)
Provision for income taxes	53	132	210	346
Loss from continuing operations	(24,972)	(5,295)	(37,096)	(6,139)
Loss from discontinued operations, net of income taxes	(7)	(6)	(23)	(18)
NET LOSS	$(24,979)	$(5,301)	$(37,119)	$(6,157)
Loss per share from continuing operations:
Basic	$(0.82)	$(0.18)	$(1.23)	$(0.21)
Assuming dilution	$(0.82)	$(0.18)	$(1.23)	$(0.21)
Loss per share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.00
Assuming dilution	$0.00	$0.00	$0.00	$0.00
Loss per share:
Basic	$(0.82)	$(0.18)	$(1.23)	$(0.21)
Assuming dilution	$(0.82)	$(0.18)	$(1.23)	$(0.21)
Weighted average shares outstanding:
Basic	30,398	29,874	30,206	29,732
Assuming dilution	30,398	29,874	30,206	29,732

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Three Quarters Ended
	June 3, 2020	June 5, 2019	June 3, 2020	June 5, 2019
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Restaurant sales	72.8%	87.8%	86.4%	88.1%
Culinary contract services	26.1%	10.1%	11.9%	9.8%
Franchise revenue	1.0%	2.0%	1.7%	2.0%
Vending revenue	0.0%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)
Cost of food	29.2%	28.2%	28.8%	27.8%
Payroll and related costs	39.7%	38.1%	38.9%	37.9%
Other operating expenses	41.7%	17.5%	19.4%	17.7%
Occupancy costs	26.7%	6.1%	7.9%	6.3%
Vending revenue	0.0%	(0.2)%	(0.1)%	(0.1)%
Store level profit	(37.2)%	10.2%	5.1%	10.3%

(As a percentage of total sales)
General and administrative expenses	16.1%	9.8%	9.3%	9.3%
Marketing and advertising expenses	1.5%	1.7%	1.8%	1.2%
Selling, general and administrative expenses	17.6%	11.5%	11.1%	10.5%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 3, 2020	August 28, 2019
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$14,122	$3,640
Restricted cash and cash equivalents	7,917	9,116
Trade accounts and other receivables, net	5,498	8,852
Food and supply inventories	2,120	3,432
Prepaid expenses	1,399	2,355
Total current assets	31,056	27,395
Property held for sale	17,916	16,488
Assets related to discontinued operations	1,691	1,813
Property and equipment, net	104,288	121,743
Intangible assets, net	15,695	16,781
Goodwill	195	514
Operating lease right-of-use assets	17,790	—
Other assets	625	1,266
Total assets	$189,256	$186,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,808	$8,465
Liabilities related to discontinued operations	11	14
Current portion of long-term debt	6,386	—
Operating lease liabilities-current	4,412	—
Accrued expenses and other liabilities	21,360	24,475
Total current liabilities	41,977	32,954
Long-term debt, less current portion	57,316	45,439
Operating lease liabilities-noncurrent	22,771	—
Other liabilities	1,550	6,577
Total liabilities	$123,614	$84,970
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, 0.32 par value; 100,000,000 shares authorized; shares issued were 30,998,504 and 30,478,972; and shares outstanding were 30,498,504 and 29,978,972 at June 3, 2020 and August 28, 2019, respectively	9,921	9,753
Paid-in capital	35,407	34,870
Retained earnings	25,089	61,182
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	65,642	101,030
Total liabilities and shareholders’ equity	$189,256	$186,000

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	June 3, 2020		June 5, 2019
	(40 weeks)		(40 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,119)		$(6,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for asset impairments and net (gains) losses on property sales	11,617		(9,838)
Depreciation and amortization	9,149	8.126	11,052
Amortization of debt issuance cost	974		1,063
Share-based compensation expense	746		1,192
Cash used in operating activities before changes in operating assets and liabilities	(14,633)		(2,688)
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts and other receivables	3,424		(880)
Decrease in food and supply inventories	179		148
Decrease in prepaid expenses and other assets	783		1,106
Decrease in operating lease assets	3,954		—
Decrease in operating lease liabilities	(5,239)		—
Decrease in accounts payable, accrued expenses and other liabilities	(2,563)		(8,567)
Net cash used in operating activities	(14,095)		(10,881)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	7,580		21,761
Purchases of property and equipment	(1,890)		(2,866)
Net cash provided by investing activities	5,690		18,895
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	4,700		37,500
Revolver repayments	—		(55,500)
Proceeds from term loan	5,000		58,400
Term loan repayments	(2,012)		(36,107)
Proceeds from PPP Loan	10,000		—
Debt issuance costs	—		(3,236)
Taxes paid on equity withheld	—		(12)
Net cash provided by financing activities	17,688		1,045
Net increase in cash and cash equivalents and restricted cash	9,283		9,059
Cash and cash equivalents and restricted cash at beginning of period	12,756		3,722
Cash and cash equivalents and restricted cash at end of period	$22,039		$12,781
Cash paid for:
Income taxes, net of (refunds)	$13		$510
Interest	3,955		3,255

Store Level Profit

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs, is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segments.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

($ thousands)	Quarter Ended		Two Quarters Ended
	June 3, 2020	June 5, 2019	June 3, 2020	June 5, 2019
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Store level profit	$(5,150)	$6,706	$8,036	$22,938

Plus:
Sales from culinary contract services	4,963	7,571	21,735	24,610
Sales from franchise operations	193	1,482	3,058	5,126

Less:
Opening costs	—	6	14	49
Cost of culinary contract services	4,712	6,791	20,060	22,324
Cost of franchise operations	437	330	1,411	849
Depreciation and amortization	2,709	2,927	9,149	11,052
Selling, general and administrative expenses	3,339	8,623	20,313	26,386
Other Charges	164	803	2,912	3,280
Provision for asset impairments and restaurant closings	12,708	675	14,478	3,097
Net gain on disposition of property and equipment	(364)	(434)	(2,861)	(12,935)
Interest income	(19)	(11)	(47)	(30)
Interest expense	1,641	1,324	5,076	4,593
Other income, net	(402)	(112)	(790)	(198)
Provision for income taxes	53	132	210	346
Loss from continuing operations	$(24,972)	$(5,295)	$(37,096)	$(6,139)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization, and excluding net loss (gain) on disposing of property and equipment, provision for asset impairments and restaurant closings, other charges, non-cash compensation expense, franchise taxes, and decrease / (increase) in fair value of derivatives.
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Three Quarters Ended
	June 3, 2020	June 5, 2019	June 3, 2020	June 5, 2019
	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)
Loss from continuing operations	$(24,972)	$(5,295)	(37,096)	(6,139)
Depreciation and amortization	2,709	2,927	9,149	11,052
Provision for income taxes	53	132	$210	$346
Interest expense	1,641	1,324	5,076	4,593
Interest income	(19)	(11)	(47)	(30)
Other Charges	164	803	2,912	3,280
Net loss on disposition of property and equipment	(364)	(434)	(2,861)	(12,935)
Provision for asset impairments and restaurant closings	12,708	675	14,478	3,097
Non-cash compensation expense	14	369	746	1,192
Franchise Taxes	42	56	139	164
Increase in fair value of derivative	—	—	—	88
Adjusted EBITDA	$(8,024)	$546	$(7,294)	$4,708